Exhibit 32.1
Certification of Chief Executive Officer and Chief Financial Officer
Pursuant to
18 U.S.C. Section 1350,
as adopted pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002
The undersigned, the Chief Executive Officer of Extra Space Storage Inc. (the “Company”), hereby certifies to his knowledge on the date hereof, pursuant to 18 U.S.C. 1350(a), as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report on Form 10-Q for the quarter ended September 30, 2025 (the “Form 10-Q”), filed concurrently herewith by the Company, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and that the information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.

By:	/s/ Joseph D. Margolis
Name:	Joseph D. Margolis
Title:	Chief Executive Officer
Date:	October 31, 2025
The undersigned, the Chief Financial Officer of Extra Space Storage Inc. (the “Company”), hereby certifies to his knowledge on the date hereof, pursuant to 18 U.S.C. 1350(a), as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report on Form 10-Q for the quarter ended September 30, 2025 (the “Form 10-Q”), filed concurrently herewith by the Company, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and that the information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.

By:	/s/ Jeff Norman
Name:	Jeff Norman
Title:	Executive Vice President and Chief Financial Officer
Date:	October 31, 2025